Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Bitmine Immersion Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(o)	---	---	$17,250,000 (3)	0.00015310	$2,640.98
Fees to be Paid	Equity	Shares of Common Stock underlying Representative’s Warrants (4)	Rule 457(o) Rule 457(g)	---	---	$1,078,125	0.00015310	$165.06
Fees to be Paid	Equity	Representative’s Warrants (5)	Rule 457(o) Rule 457(g)	---	---

	Total Offering Amounts							$$2,806.04
	Total Fees Previously Paid							--
	Total Fee Offsets							--
	Net Fee Due							$2,806.04

(1)	Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends, or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) promulgated under the Securities Act.
(3)	Includes additional shares of common stock that may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(4)	The Company will issue to the Representative Warrants (as defined below) to purchase up to five percent (5%) of the number of shares of Common Stock and pre-funded warrants sold in the offering, which Representative’s Warrants are exercisable at an exercise price equal to 125% of the public offering price.
(5)	Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the warrants issued to the representative of the underwriters (the “Representative’s Warrants”) because the Representative’s Warrants are being registered in the same registration statement as the Common Stock issuable upon exercise of the Representative’s Warrants.